UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35186	38-1747023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Executive Way Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 447-7920

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SAVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Common Stock Offering

On April 30, 2021, Spirit Airlines, Inc. (the “Company”) completed the registered direct placement of 10,594,073 shares of voting common stock of the Company, at an offering price of $35.05 per share (the “Common Stock Offering”). The Company expects to use approximately $368.7 million of the net proceeds from the Common Stock Offering to redeem $340.0 million aggregate principal amount of its 8.00% Senior Secured Notes due 2025 at a redemption price equal to 108.0%, plus accrued and unpaid interest on the principal amount being redeemed up to, but excluding, the redemption date. The Company expects to use the remaining net proceeds from the Common Stock Offering for general corporate purposes.

The Common Stock Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-252989) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on February 11, 2021. The material terms of the Common Stock Offering are described in the prospectus supplement, dated April 28, 2021, filed by the Company with the Commission on April 30, 2021, pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the shares of common stock and supplements the prospectus, dated February 11, 2021, that constitutes a part of the Registration Statement.

In connection with the Common Stock Offering, the Company entered into share purchase agreements with the investors in the Common Stock Offering.

The opinion of Debevoise & Plimpton LLP, relating to the validity of the common stock, is filed as Exhibit 5.1 hereto.

Convertible Notes Offering

On April 30, 2021, the Company completed the public offering of $500.0 million aggregate principal amount of 1.00% convertible senior notes due 2026 (the “Convertible Notes” or “Convertible Notes Offering”). The Convertible Notes were issued under an indenture, dated as of May 12, 2020 (the “Base Indenture”), between the Company and Wilmington Trust, National Association., as trustee, as supplemented by that certain Second Supplemental Indenture, dated April 30, 2021 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Base Indenture and the Supplemental Indenture are filed herewith as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, and the terms and conditions thereof are incorporated by reference herein. The form of the Convertible Notes (the “Global Note”) issued pursuant to the Indenture is filed herewith as Exhibit 4.3, and the terms and conditions thereof are incorporated by reference herein. The Company used a portion of the net proceeds from the Convertible Notes Offering to repurchase approximately $146.8 million aggregate principal amount of its outstanding 4.75% Convertible Senior Notes due 2025 (the “2025 Convertible Notes”) for approximately $440.7 million, including accrued and unpaid interest on the 2025 Convertible Notes repurchased, pursuant to privately negotiated agreements with a limited number of current holders of such 2025 Convertible Notes, which agreements are conditioned upon the consummation of the Convertible Notes Offering. The Company expects to use the remaining net proceeds from the Convertible Notes Offering for general corporate purposes.

The Convertible Notes will bear interest at the rate of 1.00% per year and will mature on May 15, 2026. Interest on the notes is payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2021.

Noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Company’s common stock; (4) if the Company calls such notes for redemption; and (5) at any time from, and including, February 17, 2026 until the close of business on the second scheduled trading day immediately before the maturity date.

The Company will have the right to elect to settle conversions either entirely in cash or in a combination of cash and shares of its common stock. However, upon conversion of any notes, the conversion value, which will be determined over an “Observation Period” (as defined in the Indenture) consisting of 40 trading days, will be paid in cash up to at least the principal amount of the notes being converted. The initial conversion rate is 20.3791 shares of voting common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $49.07 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, including calling of the notes for redemption, the Company will increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate event in certain circumstances. In the event of a “Fundamental Change,” as defined in the Supplemental Indenture, the holders may require the Company to purchase for cash all or a portion of their notes at a purchase price equal to the principal amount of the notes, plus accrued and unpaid interest, if any.

The notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after May 15, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 130% of the conversion price for a specified period of time. However, the Company may not redeem less than all of the outstanding notes unless at least $150.0 million aggregate principal amount of notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice.

The Convertible Notes Offering was registered under the Securities Act, pursuant to the Registration Statement, filed with the Commission on February 11, 2021. The material terms of the Convertible Notes are described in the prospectus supplement, dated April 28, 2021, filed by the Company with the Commission on April 30, 2021, pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the Convertible Notes and supplements the prospectus, dated February 11, 2021, that constitutes a part of the Registration Statement.

In connection with the Convertible Notes Offering, the Company entered into the Underwriting Agreement, dated April 28, 2021, by and among the Company, Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, filed as Exhibit 1.1 to this Current Report on Form 8-K.

The opinion of Debevoise & Plimpton LLP, relating to the validity of the Convertible Notes, is filed as Exhibit 5.2 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Convertible Notes Offering is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 28, 2021, by and among the Company, Barclays Capital Inc. and Morgan Stanley & Co. LLC (relating to the Convertible Notes Offering).

4.1	Base Indenture, dated May 12, 2020, between the Company and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2020).

4.2	Second Supplemental Indenture, dated April 30, 2021, between the Company and Wilmington Trust, National Association, as trustee.

4.3	Form of Global Note representing the 1.00% Convertible Senior Notes due 2026 (included in Exhibit 4.2 hereto).

5.1	Opinion of Debevoise & Plimpton LLP.

5.2	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1 hereto).

23.2	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.2 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AIRLINES, INC.

Date: April 30, 2021	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President and General Counsel